CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of our report dated March 13, 2007 relating to financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting, which appears in NorthStar Realty Finance Corp. Annual Report (Form 10-K) for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ GRANT THORNTON LLP

GRANT THORNTON LLP
New York, New York
April 13, 2007